UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2011

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KACHING KACHING, INC.
(Exact name of registrant as specified in its charter)

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Delaware	333-132107	58-2667713
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

750 Coronado Center Drive, Suite 120
Henderson, NV 89052
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (702) 589-7555

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2011, Robert J. McNulty resigned as the Chief Executive Officer and President as well as a member the Board of Directors of Kaching Kaching, Inc. (the “Company”), effective immediately.  Mr. McNulty’s resignation is not related to any disagreement with the Company its operations, policies or practices. A copy of Mr. McNulty's resignation letter is attached as exhibit 17.1 to the Current Report on Form 8-K.

On August 19, 2011, Mark V. Noffke resigned as the Chief Financial Officer and Executive Vice President – Finance as well as a member the Board of Directors of the Company, effective immediately.  Mr. Noffke’s resignation is not related to any disagreement with the Company its operations, policies or practices. A copy of Mr. Noffke’s resignation letter is attached as exhibit 17.2 to this Current Report on Form 8-K.

Although not previously disclosed by the Company, on April 28, 2011, both Hank Cohn and Jimmy “Bo” White resigned as members the Board of Directors of the Company, effective immediately.  Neither Mr. Cohn’s nor Mr. White’s resignation was related to any disagreement with the Company its operations, policies or practices. Neither individual provided the Company a resignation letter.

Effective August 22, 2011, the sole remaining member of the Board of Directors of the Company, Benjamin Mayer, appointed himself to serve as the Company’s new Chief Executive Officer and interim Principal Accounting Officer.

In addition to his new positions of Chief Executive Officer and interim Principal Accounting Officer, Mr. Mayer has been the President of AquaMed Technologies, Inc. since 2009. Prior to that, he was President of Practice One, a healthcare technology company.  Mr. Mayer has been a managing member and principal to various consulting firms. Over the last 15 years, he has advised both public and private companies in areas of operations and financials, as well as is an early stage investor. He is a member of the board of directors for various private companies and charities, including the school his children attend.

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits:

17.1	Robert McNulty Resignation Letter dated August 19, 2011

17.2	Mark V. Noffke Resignation Letter dated August 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KACHING KACHING, INC.

By:	/s/ Benjamin Mayer
Benjamin Mayer Chief Executive Officer

Date: August 24, 2011